UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carbon Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-0818050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Broadway, Suite 1170

Denver, CO 80290

(Address of principal executive offices)

Carbon Energy Corporation 2019 Long Term Incentive Plan

(full title of the plan)

Kevin D. Struzeski, Chief Financial Officer, Treasurer and Secretary

Carbon Energy Corporation

1700 Broadway, Suite 1170

Denver, CO 80290

(720) 407-7030

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Theresa Mehringer, Esq.

Burns Figa & Will, P.C.

6400 S. Fiddlers Green Circle,

Suite1000

Greenwood Village, Colorado 80111

(303) 796-2626

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share, under the Carbon Energy Corporation 2019 Long Term Incentive Plan	500,000	$8.00	$4,000,000	$484.80
Total	500,000	$8.00	$4,000,000	$484.80

(1)	This Registration Statement covers 500,000 shares of common stock, $0.01 par value per share, of Carbon Energy Corporation (the “Common Stock”) issued or issuable pursuant to the Carbon Energy Corporation 2019 Long Term Incentive Plan (the “2019 Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the 2019 Plan, as necessary to adjust the number of shares reserved for issuance pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The calculation of the registration fee is based upon a per share price of $8.00 which was the closing price of Carbon Energy Corporation common stock on July 9, 2019, as reported for such date on the OTC Markets.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 500,000 shares of the common stock, par value $0.01 per share (“Common Stock”), issued or issuable upon the exercise or vesting of awards granted and to be granted under the Carbon Energy Corporation 2019 Long Term Incentive Plan (the “2019 Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that have been acquired by certain of our officers and directors, being the selling stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents the total number of shares of Common Stock that have been or may be acquired by the Selling Stockholders pursuant to awards made to the Selling Stockholders under the 2019 Plan, and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The inclusion of any person in the selling stockholder table of the Reoffer Prospectus should not be deemed a determination or an admission by the Company or otherwise that such person is in fact an affiliate of the Company.

The names of persons selling shares under the Reoffer Prospectus and the amount of such shares are set forth below under the caption “Selling Stockholders” to the extent we presently have such information. However, other affiliate selling stockholders may elect to sell shares under the Reoffer Prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement the Reoffer Prospectus with that information. In addition, as permitted by General Instruction C of Form S-8, certain non-affiliates holding less than the lesser of 1,000 shares or 1% of our common stock issuable under the 2019 Plan may resell restricted securities issued under the 2019 Plan up to that amount under the Reoffer Prospectus without being named therein. Any securities covered by the Reoffer Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Reoffer Prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with Rule 428 and the instructions to Form S-8, the document(s) containing the information required by Part I of Form S-8 are not required to be filed with the SEC either as part of the Registration Statement or any prospectuses or prospectus supplements thereto pursuant to Rule 424 under the Securities Act. Such documents have been or will be sent or given to participants in the 2019 Plan as specified by Rule 428 under the Securities Act.

* * *

The Reoffer Prospectus referred to in the Explanatory Note follows this page.

REOFFER PROSPECTUS

500,000 Shares of Common Stock

Carbon Energy Corporation

This Reoffer Prospectus may be used by certain stockholders of shares of our common stock, par value $0.01 per share, made upon the exercise or vesting of equity incentive awards granted under the Carbon Energy Corporation 2019 Long Term Incentive Plan (the “2019 Plan”) (all such persons, the “Selling Stockholders”) to sell 500,000 shares of our common stock (the “Shares”). The Selling Stockholders, who are listed in the section of this Reoffer Prospectus entitled “Selling Stockholders,” may offer these Shares for resale from time to time. However, other affiliate selling stockholders may elect to sell shares under this Reoffer Prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this Reoffer Prospectus with that information. We are not selling any shares of common stock under this Reoffer Prospectus, and we will not receive any of the proceeds from the sale of the Shares.  We will pay all fees and expenses incurred in connection with the registration of the Shares. The Selling Stockholders will bear all sales commissions and similar expenses.

The Selling Stockholders may sell the Shares covered by this Reoffer Prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the OTC Markets or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. For additional information on the Selling Stockholders’ possible methods of sale, you should refer to the section in this Reoffer Prospectus entitled “Plan of Distribution.”

Our common stock is listed on the OTC Markets under the symbol “CRBO.” The closing price reported on July 9, 2019 was $8.00 per share.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this Reoffer Prospectus and in any applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is July 11, 2019.

You should rely only on the information incorporated by reference or contained in this Reoffer Prospectus. Neither we nor the Selling Stockholders have authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder. You should also read this Reoffer Prospectus together with the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”  Information contained on our website, or any other website operated by us, is not part of this Reoffer Prospectus.

This Reoffer Prospectus may be supplemented from time to time to add, update or change information in this Reoffer Prospectus.  Any statement contained in this Reoffer Prospectus will be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement.  Any statement so modified will be deemed to constitute a part of this Reoffer Prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this Reoffer Prospectus.

i

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this Reoffer Prospectus as well as some statements in press releases and some oral statements of the Company’s officers during presentations about the Company include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts, included herein and therein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not considered to be) guarantees of future performance. Our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

●	Our capital requirements and the uncertainty of being able to obtain additional funding on terms acceptable to us;

●	The volatility of domestic and international oil and natural gas prices and the resulting impact on production and drilling activity, and the effect that lower prices may have on our customers’ demand for our services, the result of which may adversely impact our revenues and financial performance;

●	The broad geographical diversity of our operations which, while expected to diversify the risks related to a slow-down in one area of operations, also adds to our costs of doing business;

●	The financial constraints imposed as a result of our indebtedness, including restrictions imposed on us under the terms of our credit facility agreement and our need to generate sufficient cash flows to repay our debt obligations;

●	Our history of losses and working capital deficits which, at times, were significant;

●	Adverse weather and environmental conditions;

●	Our reliance on a limited number of customers;

●	Our ability to retain key members of our senior management and key technical employees;

●	The potential impact of environmental, health and safety, and other governmental regulations, and of current or pending legislation with which we and our customers must comply;

●	Developments in the global economy;

●	Changes in tax laws;

●	The effects of competition;

●	The effect of seasonal factors; and

●	The effect of further sales or issuances of our common stock and the price and volume volatility of our common stock.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Risk Factors” included elsewhere in this Reoffer Prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this Reoffer Prospectus. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

OUR COMPANY

Business

Carbon Energy Corporation, a Delaware corporation formed in 2007 and formerly known as Carbon Natural Gas Company, is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquids properties in the United States. Our acreage positions provide multiple resource play opportunities and have been delineated largely through drilling by us, as well as by other industry operators. Our primary business objective is to grow our reserves, production and cash generated from operations over the long term.

Our assets, held through our majority-owned subsidiaries, are characterized by long-lived producing properties in the Appalachian Basin in Kentucky, Ohio, Tennessee, Virginia and West Virginia; the Ventura Basin in California; and the Illinois Basin in Illinois and Indiana.

●	We own 100% of the outstanding shares of Nytis Exploration (USA) Inc. (“Nytis USA”), which in turn owns 98.1% of Nytis Exploration Company LLC (“Nytis LLC”). Nytis LLC holds the majority interest in our operating subsidiaries other than Carbon Appalachian Company, LLC (“Carbon Appalachia”) and Carbon California Company, LLC (“Carbon California”), including 47 consolidated partnerships and 17 non-consolidated partnerships.

●	We hold a 53.92% proportionate share of the profits interest in Carbon California.

●	We currently hold a 100% of the issued and outstanding ownership interests of Carbon Appalachia, along with its direct and indirect subsidiaries (Carbon Appalachia Group, LLC, Carbon Tennessee Mining Company, LLC, Carbon Appalachia Enterprises, LLC, Carbon West Virginia Company, LLC, Cranberry Pipeline Corporation, Knox Energy, LLC, Coalfield Pipeline Company and Appalachia Gas Services Company, LLC).

As of March 31, 2019, after giving effect to (i) the increase in Carbon’s ownership of Carbon California from 17.81% to 56.41% on February 1, 2018 in connection with the exercise of the California Warrant by Yorktown and the resulting consolidation of Carbon California for financial reporting purposes; (ii) the completion of the Seneca Acquisition on May 1, 2018 and the resulting decrease in Carbon’s ownership of Carbon California from 56.41% to 53.92%; and (iii) the increase in Carbon’s ownership of Carbon Appalachia to 100.0% in connection with the Old Ironsides Buyout, we owned working interests in approximately 7,800 gross wells (7,100 net) and royalty interests located primarily in California, Illinois, Indiana, Kentucky, Ohio, Tennessee, Virginia, and West Virginia and had leasehold positions in approximately 1,318,000 net undeveloped acres and approximately 336,000 net developed acres directly and through our majority-owned subsidiaries.

During 2018, our capital expenditures consisted principally of oil-related remediation, the Seneca Acquisition, the Old Ironsides Buyout, return to production and recompletion projects in California and the optimization and streamlining of our natural gas gathering and compression facilities in Appalachia to provide more efficient and lower cost operations and greater flexibility in moving our production to markets with more favorable pricing. Our current capital expenditure program is focused on the acquisition and development of oil and natural gas properties in areas where we currently operate.

We believe that our asset and lease position, combined with our low operating expense structure and technical expertise, provides us with a portfolio of opportunities for the development of our oil and natural gas properties, including a large inventory of potential return to production, behind pipe recompletion and proved undeveloped drilling projects. Our growth plan is centered on acquiring, developing, optimizing and maintaining a portfolio of low risk, long-lived oil and natural gas properties that provide stable cash flows and attractive risk adjusted rates of return.

Corporate Structure

The following table depicts our organizational structure as of March 31, 2019:

Overview of Business Operations

Our current focus is to:

●	Acquire and develop oil and gas producing properties that deliver attractive risk-adjusted rates of return, provide for field development projects and complement our existing asset base; and

●	Develop, optimize and maintain a portfolio of low risk, long-lived oil and natural gas properties that provide stable cash flows and attractive risk-adjusted rates of return.

Our primary business objective is to create stockholder value through consistent growth in cash flows, production and reserves through drilling on our existing oil and gas properties and the acquisition of complementary properties. We focus on the development of our existing leaseholds, which consist primarily of low risk, repeatable resource plays. We invest significantly in technical staff and geological and engineering technology to enhance the value of our properties.

We intend to accomplish our objective by executing the following strategies:

●	Capitalize on the development of our oil and gas properties. Our assets consist of oil and gas properties in the Appalachian, Ventura and Illinois Basins. We aim to continue to safely optimize returns from our existing producing assets by using established technologies to maximize recoveries of in-place hydrocarbons. We expect the production from our properties will increase as we continue to develop and optimize our properties by capitalizing on new technology to enhance our production base.

●	Acquire complementary properties. A core part of our strategy is to grow our oil and gas asset base through the acquisition of properties in the vicinity of our existing properties that feature similar reserve mixes and production profiles. During 2017 and 2018, we acquired producing properties in the Ventura Basin through Carbon California and producing properties in the Appalachian Basin through Carbon Appalachia. We own a majority interest in Carbon California and 100% of Carbon Appalachia and we plan to continue to aggregate complementary properties through these entities, Nytis LLC or other co-investment vehicles.

●	Reduce operating costs through the aggregation and integration of acquired assets in our expanding operational footprint in both the Appalachian and the Ventura Basins. We plan to continue to realize economies of scale and efficiency gains from spreading our fixed operating costs over a larger asset base. Historically, we have targeted overhead and well maintenance cost reductions, field-level optimization and gathering system reconfigurations.

●	Acquire and develop reserves in the form of a diverse mix of commodities with crude oil the primary objective in California and natural gas the primary objective in Appalachia. We believe that a diverse commodity mix will provide us with commodity optionality, which will allow us to direct capital spending to develop the commodity that offers the best return on investment at the time.

●	Manage commodity price exposure through an active hedging program. We maintain hedging programs designed to reduce exposure to fluctuations in commodity prices.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2018, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this Reoffer Prospectus.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the resale of the Shares that may be sold using this Reoffer Prospectus. We will not receive any of the proceeds from the resale of these Shares. Since the Shares sold by the Selling Stockholders are restricted stock awards, the Company will not receive any proceeds upon vesting of the Shares.

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of 500,000 Shares by the Selling Stockholders named below, who have or may acquire such Shares pursuant to equity incentive awards granted under the 2019 Plan. The Selling Stockholders, who are officers and directors of the Company, may resell all, a portion or none of such Shares from time to time.

The following table sets forth, with respect to each Selling Stockholder, based upon information available to us as of May 13, 2019 (1) the number of shares of our common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all awards granted to such Selling Stockholder under the 2019 Plan); and (3) the number and percent of the 7,816,030 outstanding shares of common stock of Registrant as of May 13, 2019 beneficially owned by such Selling Stockholder after the offering, assuming the sale by such Selling Stockholder of all of such Selling Stockholder’s Shares offered hereby.

	Shares of Common Stock Beneficially Owned Prior to		Shares of Common Stock to be	Shares of Common Stock Beneficially Owned after Offering(2)(3)
Name of Selling Stockholder(1)	Offering(2)(4)		Sold(4)	Number	Percentage
James H. Brandi	5,000	(12)	5,000	[-]	*
David H. Kennedy	12,154	(5)	4,000	8,154	*
Bryan H. Lawrence	5,493,770	(6)	4,000	5,489,770	65.0%
Peter A. Leidel	5,493,770	(7)	4,000	5,489,770	65.0%
Edwin H. Morgens	87,334	(8)	4,000	83,334	1.1%
Patrick R. McDonald	293,593	(9)	50,000	243,593	3.1%
Mark D. Pierce	121,234	(10)	25,000	96,234	1.2%
Kevin D. Struzeski	149,283	(11)	25,000	124,283	1.6%

*	Represents less than 1% of our outstanding common stock.

(1)	All individuals named are current officers or directors of the Company.

(2)	The amounts and percentages of common stock beneficially owned are reported on the bases of rules of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Further, under the rules of the SEC, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. The amounts shown in the table are based on the conversion of the Series B Convertible Preferred Stock assuming a public offering price of $8.00 per share. Percentages are calculated based on 7,816,030 shares of our common stock issued and outstanding on May 13, 2019. Percentages are rounded to the nearest one-tenth of one percent.

(3)	Assumes that all Shares offered hereunder are sold but no other securities held by the Selling Stockholder are sold.

(4)	The amounts for each Selling Stockholder assume full vesting of all Shares held by such Selling Stockholder.

(5)	Does not include 16,000 restricted stock shares of our common stock which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(6)	Includes (i) 896,615 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 896,615 common stock shares owned by Yorktown Energy Partners VI, L.P., (iii) 1,111,111 common stock shares owned by Yorktown Energy Partners IX, L.P., and (iv) 2,584,829 (inclusive of 50,000 shares of Series B convertible preferred stock which currently may be converted into up to 625,000 shares of our common stock) common stock shares owned by Yorktown Energy Partners XI, L.P. over which Mr. Lawrence and Mr. Leidel have voting and investment power. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of our securities owned by Yorktown but they disclaim beneficial ownership of such shares. Does not include 28,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(7)	Includes (i) 896,915 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 896,915 common stock shares owned by Yorktown Energy Partners VI, L.P., (iii) 1,111,111 common stock shares owned by Yorktown Energy Partners IX, L.P. and (iv) 2,584,829 (inclusive of 50,000 shares of Series B convertible preferred stock which currently may be converted into up to 625,000 shares of our common stock) common stock shares owned by Yorktown Energy Partners XI, L.P. over which Mr. Lawrence and Mr. Leidel have voting and investment power. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of our securities owned by Yorktown but they disclaim beneficial ownership of such shares. Does not include 28,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(8)	Does not include 28,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(9)	Includes 24,135 shares owned by McDonald Energy, LLC over which Mr. McDonald has voting and investment power. Does not include 20,000 and 58,080 shares of unvested restricted stock and performance units, respectively.

(10)	Does not include 20,000 and 29,040 shares of unvested restricted stock and performance units, respectively.

(11)	Does not include 20,000 and 29,040 shares of unvested restricted stock and performance units, respectively.

(12)	Does not include 32,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell all or a portion of the Shares on any market upon which our common shares may be listed or quoted (currently the OTC Markets), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The Shares being offered for resale pursuant to this Reoffer Prospectus may be sold by the Selling Stockholders by one or more of the following methods, without limitation:

(1)	block trades in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(2)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(3)	an exchange distribution in accordance with the rules of the applicable exchange;

(4)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(5)	privately negotiated transactions;

(6)	market sales (both long and short to the extent permitted under the federal securities laws);

(7)	at the market to or through market makers or into an existing market for the shares;

(8)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

(9)	a combination of any aforementioned methods of sale; and

(10)	any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a Selling Stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a Selling Stockholder to sell a specified number of the common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder if such broker-dealer is unable to sell the shares on behalf of the Selling Stockholder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

To the extent required under the Securities Act, a post-effective amendment to the registration statement of which this Reoffer Prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of common shares involved, the price at which our common shares are to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

The Company and the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a Selling Stockholder is a distribution participant and the Company, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the Company’s Shares.

All expenses for this Reoffer Prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by the Company. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the Shares will be borne by the Selling Stockholders, the purchasers participating in such transaction, or both.

Any Shares being offered pursuant to this Reoffer Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

Under the Exchange Act, any person engaged in a distribution of the Shares offered by this Reoffer Prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the Shares by the Selling Stockholders

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is https://www.carbonenergycorp.com/sec-filings/. Information contained on our website or that can be accessed through our website can be accessed free of charge. Information contained on our website or that can be accessed through our website does not constitute a part of this Reoffer Prospectus.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the Securities and Exchange Commission by the Company, are hereby incorporated by reference in this Reoffer Prospectus:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed March 28, 2019).

(b) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (filed May 14, 2019).

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

(d) The description of Common Stock of the Company contained in our Form 8-K filed June 26, 2019, which was filed for the purpose of updating this description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K), and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Reoffer Prospectus and to be a part hereof commencing on the respective date of filing of such documents.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by the Company, are hereby incorporated by reference in this Registration Statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed March 28, 2019).

(b) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 (filed May 14, 2019).

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

(d) The description of Common Stock of the Company contained in our Form 8-K filed June 26, 2019, which was filed for the purpose of updating this description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K), and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated bylaws limit the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for any unlawful payments of dividends or unlawful stock repurchases or redemption as provided in Section 174 of the DGCL; or

●	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers. In addition, we have entered into separate indemnification agreements with each of our directors and executive officers, which are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct.

The right to be indemnified includes the right of an officer or a director to be paid expenses, including attorneys' fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to such person's status or any activities prior to such amendment, repeal or adoption.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. EXHIBITS

Exhibit Number	Description
4.1	Carbon Energy Corporation 2019 Long Term Incentive Plan (1)
5.1	Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered.
23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm.
23.2	Consent of Burns, Figa & Will, P.C. (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to Appendix A of the Registrant’s Definitive Information Statement (Schedule 14C) filed with the Securities and Exchange Commission on April 23, 2019.

Item 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on July 11, 2019.

CARBON ENERGY CORPORATION

By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer and Director

By:	/s/ Kevin D. Struzeski
Kevin D. Struzeski,
Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick R. McDonald and Kevin D. Struzeski as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on July 11, 2019:

Name and Title	Signature

Patrick R. McDonald, Chief Executive Officer and Director	/s/ Patrick R. McDonald

Kevin D. Struzeski, Chief Financial Officer, Treasurer and Secretary	/s/ Kevin D. Struzeski

James H. Brandi, Director	/s/ James H. Brandi

David H. Kennedy, Director	/s/ David H. Kennedy

Bryan H. Lawrence, Director	/s/ Bryan H. Lawrence

Peter A. Leidel, Director	/s/Peter A. Leidel

Edwin H. Morgens, Director	/s/ Edwin H. Morgens